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                     Pennsylvania Manufacturers Corporation
                           Subsidiaries of Registrant
                                  Exhibit 21.1
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                                                                 PMC Direct    PMC Indirect
                                                                  Ownership       Ownership
                                                           --------------------------------
Caliber One Management Company, Inc.                                   100%
DP Corp.                                                               100%
Manufacturers Alliance Insurance Company                               100%
Mid Atlantic States Investment Company                                 100%
     Mid-Atlantic States Casualty Company                                              100%
     PMA Holdings Cayman, Ltd.                                                         100%
     PMA Insurance Cayman, Ltd.                                                        100%
Pennsylvania Manufacturers Association Insurance Company               100%
     Ajon, Inc.                                                         15%             85%
     Aud-Evad, Inc.                                                     15%             85%
     Dauphin Equities, Inc.                                             15%             85%
     Lorjo Corp.                                                        15%             85%
     Rosemarie, Inc.                                                    15%             85%
     Sarfred, Inc.                                                      15%             85%
     Wisteve, Inc.                                                      15%             85%
     Cris-Jen, Inc.                                                                    100%
     Gulph Industries, Inc.                                                            100%
     Lee Ward, Inc.                                                                    100%
     PMA Management Corp.                                                              100%
     PMA Services, Inc.                                                                100%
     Presque Enterprises, Inc.                                                         100%
     Syl-Bar, Inc.                                                                     100%
     Walprop, Inc.                                                                     100%
Pennsylvania Manufacturers' Association Finance Company                100%
Pennsylvania Manufacturers Indemnity Company                           100%
PMA Holdings Limited                                                   100%
     Pennsylvania Manufacturers International Insurance, Ltd.                          100%
PMA Life Insurance Company                                             100%
PMA Reinsurance Corp.                                                  100%
     Caliber One Indemnity Company                                                     100%
REM Corp.                                                              100%
925 Chestnut, Inc.                                                     100%

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